Offer to Purchase Each Outstanding Common Share
of
Goldcorp Inc.
for
0.89 of a Common Share
of
Glamis Gold Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 P.M., TORONTO TIME, ON FEBRUARY 14, 2005, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

January 7, 2005

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase, dated January 7, 2005 (the “Offer to Purchase”), together with the Circular accompanying the Offer to Purchase (the “Circular”) and the related Letter of Acceptance and Transmittal for Common Shares (the “Letter of Transmittal,” which, together with the Offer to Purchase and the Circular, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) relating to the third party tender offer by Glamis Gold Ltd., a British Columbia corporation (“Glamis”) to purchase all of the outstanding common shares (the “Goldcorp Shares” and the certificates representing such Goldcorp Shares, the “Goldcorp Share Certificates”), of Goldcorp Inc., an Ontario corporation (“Goldcorp”), subject to the terms and conditions set forth in the Offer, for 0.89 of a common share of Glamis per Goldcorp Share.

      The consideration payable to the Goldcorp shareholders who deposit their Goldcorp Shares pursuant to the Offer will be reduced by applicable withholding taxes.

      We are the holder of record of Goldcorp Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to deposit Goldcorp Shares held by us for your account. A deposit of such Goldcorp Shares can be made only by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish to have us deposit on your behalf any or all of the Goldcorp Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

1. The Offer is being made for all outstanding Goldcorp Shares.

2. The Offer will expire at 9:00 p.m., Toronto time, on February 14, 2005, unless the Offer is extended.

3. Depositing shareholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 8 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Goldcorp Shares to the Offerors pursuant to the Offer.

4. The Offer is conditioned upon, among other things, there being validly deposited under the Offer and not withdrawn prior to the Expiry Time (as defined in the Offer to Purchase) a number of shares of Goldcorp Shares which constitutes at least 66 2/3% of the Goldcorp Shares (on a fully diluted basis) outstanding at the Expiry Time.

      If you wish to have us deposit any or all of the Goldcorp Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a deposit of your Goldcorp Shares, all such Goldcorp Shares will be deposited unless otherwise specified in your instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a deposit on your behalf on or prior to the Expiry Time.

Offer to Purchase Each Outstanding Common Share
of
Goldcorp Inc.
for
0.89 of a Common Share
of
Glamis Gold Ltd.

         The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated January 7, 2005 (the “Offer to Purchase”), together with the Circular accompanying the Offer to Purchase (the “Circular”) and the related Letter of Acceptance and Transmittal for Common Shares (the “Letter of Transmittal,” which, together with the Offer to Purchase and the Circular, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) relating to the third party tender offer by Glamis Gold Ltd., a British Columbia corporation (“Glamis”) to purchase all of the outstanding common shares (the “Goldcorp Shares” and the certificates representing such Goldcorp Shares, the “Goldcorp Share Certificates”), of Goldcorp Inc., an Ontario corporation, subject to the terms and conditions set forth in the Offer, for 0.89 of a common share of the Glamis.

      The consideration payable to the Goldcorp shareholders who deposit their Goldcorp Shares pursuant to the Offer will be reduced by applicable withholding taxes.

      This will instruct you to deposit to Glamis the number of Goldcorp Shares indicated below (or, if no number is indicated below, all Goldcorp Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Circular and the Letter of Transmittal furnished to the undersigned.

Number of Goldcorp Shares to be Deposited:	Goldcorp Shares*	SIGN BELOW

Signature(s)

Account Number:

Please print name(s)

Address

Area Code and Telephone Number

Taxpayer Identification Number(s) or Social Security Number(s)

Dated: ------------------------------------, 2005

*	Unless otherwise indicated, it will be assumed that all of your Goldcorp Shares held by us for your account are to be deposited.

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